SUBSCRIPTION AGREEMENT FOR UNITS

A completed and originally executed copy of this Subscription Agreement, including all applicable Schedules hereto, must be delivered to the Corporation.

TO: **CEC North Star Energy Ltd. (the "Corporation")**
Isin # 20296498

The undersigned (the "**Subscriber**") on its own behalf, and, if applicable, on behalf of those Disclosed Principals (defined below) for whom it is contracting, hereby irrevocably subscribes for and agrees to purchase the number of units of the Corporation ("**Units**") set forth below, each Unit consisting of one common share in the capital of the Corporation ("**Common Share**") and one warrant to acquire a Common Share ("**Warrant**") for the subscription price of $38.00 per Unit (the "**Subscription Price**"), representing the aggregate consideration set forth below (the "**Aggregate Subscription Price**"), upon and subject to the terms and conditions set forth in the attached "*TERMS AND CONDITIONS OF SUBSCRIPTION FOR UNITS OF CEC NORTH STAR ENERGY LTD.*" (the "**Terms and Conditions**") (together with this page and the attached Schedules, the "**Subscription Agreement**"). **In addition to this face page, complete all necessary Schedules.**

Subscriber's Particulars:	
Subscriber's Particulars: ____________________ Name of Subscriber - please print By: ____________________ Authorized Signature ____________________ Official Capacity or Title, if any (please print) ____________________ Name of Authorized Signing Authority (please print) ____________________ Subscriber's Residential Address - Street ____________________ City/Town Province Postal Code __________ __________ Telephone Number Fax Number ____________________ e-mail address	Number of Units: __________ Aggregate Subscription Price: $__________ **If the Subscriber is signing as agent for a principal and is not deemed to be purchasing as principal pursuant to NI 45-106 (as hereinafter defined) by virtue of being either: (i) a trust company or trust corporation acting on behalf of a fully managed account managed by the trust company or trust corporation; or (ii) a person acting on behalf of a fully managed account managed by it, and in each case satisfying the criteria set forth in NI 45-106, complete the following and ensure that Schedule A or B, as applicable is completed in respect of such principal (the "Disclosed Principal"):** ____________________ Name of Disclosed Principal ____________________ Disclosed Principal's Residential Address ____________________ City/Town Province Postal Code ____________________ Disclosed Principal's Telephone Number ____________________ Disclosed Principal's e-mail address ____________________ Disclosed Principal's Social Insurance Number/Corporate Account Number
Register the Common Shares and Warrants as above ☐, or as set forth below: ____________________ Name ____________________ Account reference, if applicable ____________________ Address Street ____________________ City/Town Province Postal Code	**Certificates for Common Shares and Warrants will be delivered to the registered shareholder unless delivery is otherwise specified as set forth below:** ____________________ Name ____________________ Account reference, if applicable ____________________ Contact Name ____________________ Address ____________________ Telephone Number

ACCEPTANCE: The Corporation hereby accepts this Subscription Agreement, subject to the Terms and Conditions.
DATED ____________________, 2013.

CEC NORTH STAR ENERGY LTD.

By: ____________________

Subscription No:

TERMS AND CONDITIONS OF SUBSCRIPTION FOR UNITS OF CEC NORTH STAR ENERGY LTD.

Terms of the Offering

1. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each Disclosed Principal on whose behalf it is contracting) that:

   (a) the Subscriber's Units will be issued in connection with the issue of additional Units at the Subscription Price (or such other amount as may be determined by the Corporation), to be issued by the Corporation by way of private placement for aggregate proceeds of up to $15,000,000 (the "**Offering**");

   (b) each Unit consists of one Common Share and one Warrant;

   (c) Subscribers must subscribe for a minimum Aggregate Subscription Price of $100,000. Subscribers who have subscribed for a minimum Aggregate Subscription Price of $500,000 will be entitled to receive standard information, inspection rights, and a management rights letter;

   (d) Subscribers will be entitled to the pre-emptive rights set forth in section 6 of this Subscription Agreement and the rights pursuant to the Lease Transfer Agreement (defined herein), attached to this Subscription Agreement;

   (e) the Offering is not subject to a minimum subscription level. If the Closing Date does not occur on such date as may be determined by the Corporation, or if the Corporation rejects this subscription, the Aggregate Subscription Price will be promptly returned to the Subscriber, without interest or deduction; and

   (f) this Subscription Agreement is subject to rejection or allotment by the Corporation in whole or in part at any time.

Terms of the Warrants

2. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each Disclosed Principal on whose behalf it is contracting) that:

   (a) each Warrant will entitle the holder thereof (the "**Warrantholder**") to purchase one Common Share at an exercise price of: (i) $58.00 per Common Share if exercised prior to September 30, 2014; or (ii) $76.00 per Common Share if exercised any time on or between September 30, 2014, and the expiry date ("**Exercise Price**"). The expiry date will be on or before 5:00 p.m. (Calgary time) on the date that is two years from the date the Warrant is issued (the "**Expiry Date**");

   (b) at any time prior to the Expiry Date, a Warrantholder may convert the Warrants to Common Shares at the Exercise Price. Upon notice and payment of the Exercise Price by a Warrantholder, the Corporation will issue Common Shares within five business days; and

   (c) the Warrants are subject to certain call provisions which are described in the Warrant certificate.

Representations, Warranties and Covenants by the Subscriber – Prospectus Exemptions

3. The Subscriber (on its own behalf and, if applicable, on behalf of each Disclosed Principal on whose behalf it is contracting hereunder) hereby represents and warrants to and covenants with the Corporation and its counsel (and acknowledges that the Corporation and its counsel are relying thereon), both at the date hereof and at the Closing Time (as herein defined), that it acknowledges that the Corporation is a private issuer (as such term is defined in NI 45-106) unless it is purchasing under paragraph 3(a), it is or is deemed to be purchasing the Units as principal for its own account, not for the benefit of any other person, it is resident in the jurisdiction set out as the "**Subscriber's Address**" on the face page hereof and it fully complies with the criteria set forth below:

(a) it is resident in any jurisdiction in Canada and it is an "accredited investor" (as such term is defined in NI 45-106 and reproduced in Schedule "A" of this Agreement), it is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in another jurisdiction of Canada, it was not created or used solely to purchase or hold securities as an accredited investor described in paragraph (m) of the definition of "accredited investor" in NI 45-106 and it has concurrently executed and delivered an Accredited Investor Status Certificate in the form attached as Schedule "A" to this Subscription Agreement, indicating that the Subscriber satisfies one of the categories of "accredited investor" set forth in Schedule "A"; AND

(b) if the Subscriber or any Disclosed Principal for whom it is acting is resident outside of Canada and the United States, the Subscriber or such Disclosed Principal: (i) is knowledgeable of, or has been independently advised as to the applicable securities laws of the regulatory authorities (the "**Authorities**") in the jurisdiction in which the Subscriber or Disclosed Principal is resident (the "**International Jurisdiction**") which would apply to the acquisition and issuance of the Units, if any; (ii) is purchasing the Units pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, the Subscriber or Disclosed Principal is permitted to purchase the Units under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption and such purchase does not contravene any applicable laws in the International Jurisdiction; (iii) the applicable securities laws in the International Jurisdiction do not require the Corporation to make any filings or seek any approvals of any nature whatsoever from any Authority in the International Jurisdiction in connection with the issue and sale or resale of the Units; (iv) the purchase of the Units by the Subscriber or Disclosed Principal does not trigger: (A) any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the jurisdiction in which the Subscriber or Disclosed Principal is resident; or (B) any continuous disclosure reporting obligation of the Corporation in the International Jurisdiction; (v) decided to subscribe for Units in the International Jurisdiction; (vi) agree that it will not sell, transfer or dispose of the Units except in accordance with all applicable laws, including applicable securities laws of Canada, the United States and the International Jurisdictions, and represents and warrants that the Corporation shall have no obligation to register any such purported sale, transfer or disposition; and (vii) will, if requested by the Corporation, deliver to the Corporation a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii), (iv) and (vi) above to the satisfaction of the Corporation, acting reasonably.

Representations, Warranties and Covenants by the Subscriber – General

4. The Subscriber (on its own behalf and, if applicable, on behalf of each Disclosed Principal on whose behalf it is contracting), hereby represents and warrants to and covenants with the Corporation and its counsel (and acknowledges that the Corporation and its counsel are relying thereon), both as at the date hereof and as at the Closing Time, that:

(a) if it is not purchasing as a principal, it is duly authorized to enter into this Subscription Agreement and to execute and deliver all documentation in connection with the purchase on behalf of each beneficial purchaser, each of whom is purchasing as principal for its own account, not for the benefit of any other person, and

(i) the Subscriber is an "accredited investor" as such term is defined in paragraphs (p) or (q) of the definition of "accredited investor" (as such term is defined in NI 45-106 and reproduced in Schedule "A" of this Agreement), provided that it is not a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in another jurisdiction in Canada, and is therefore deemed to be purchasing as principal pursuant to NI 45-106 and it has concurrently executed and delivered an Accredited Investor Status Certificate in the form attached as Schedule "A" to this Subscription Agreement, indicating that the Subscriber satisfies one of the categories of "accredited investor" set out in paragraphs (p) or (q) of Schedule "A", and it is resident in the jurisdiction set out as the "**Subscriber's Address**"; or

(ii) each of such beneficial purchasers of Units has been disclosed and is identified on the front cover of this Subscription Agreement and complies with paragraph 3(a) and the Subscriber has concurrently executed and delivered an Accredited Investor Status Certificate in the form attached as Schedule "A" to this Subscription Agreement, indicating that the beneficial purchaser satisfies one of the categories of "accredited investor" set out in Schedule "A" and the Subscriber acknowledges that the Corporation is required by law to disclose to certain regulatory authorities the identity of such beneficial purchasers of Units for whom it may be acting, and the beneficial purchasers are resident in the jurisdiction set out as **"Principal's Address"** on the front cover hereof; and

(b) the Subscriber and, if applicable, each Disclosed Principal for whom it is acting, is resident in the jurisdiction set out on the face page hereof, and the purchase by and sale to the Subscriber of the Units, and any act, offer, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase and sale, has occurred only in such jurisdiction. Such address was not created and is not used solely for the purpose of acquiring the Units under an exemption from the prospectus and registration requirements of applicable securities legislation; and

(c) the Subscriber is purchasing, or is deemed under NI 45-106 to be purchasing, the Units as principal for its own account or, if it is not subscribing as principal, it has disclosed the name of the Disclosed Principal on the face page hereof; and

(d) the Subscriber has not, in connection with its subscription, received or been provided with, nor has it requested, nor does it have any need to receive, any prospectus or any offering memorandum, within the meaning of applicable securities laws, or any sales or advertising literature, or any other document describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Units other than a term sheet; and

(e) the offering and sale of the Units to the Subscriber and each Disclosed Principal, if any, for whom it is acting, was not made or solicited through, and the Subscriber and each Disclosed Principal, if any, for whom it is acting, is not aware of, an advertisement of the Units in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications, including electronic display (such as the Internet), or any other form of advertisement or general solicitation; and

(f) the Subscriber understands, acknowledges and is aware that the Units are being offered for sale only on a "private placement" basis and that the sale and delivery of the Units is conditional upon such sale being exempt from the requirements under applicable securities laws as to the filing of a prospectus or registration statement or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the filing of a prospectus or registration statement or delivering an offering memorandum and, as a consequence: (i) it is restricted from using most of the civil remedies available under securities legislation; (ii) it may not receive information that would otherwise be required to be provided to it under securities legislation; and (iii) the Corporation are relieved from certain obligations that would otherwise apply under securities legislation; and

(g) the Subscriber acknowledges that:

(i) no securities commission or similar regulatory authority has reviewed or passed on the merits of Units or the Offering;

(ii) there is no government or other insurance covering the Units;

(iii) there are risks associated with the purchase of the Units;

(iv) there are restrictions on the Subscriber's ability to resell the Units and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Units; and

(v) the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and other applicable securities laws and, as a consequence of acquiring securities pursuant to an exemption, certain protections, rights and remedies provided by the *Securities Act* (Alberta) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(h) it understands that the sale and delivery of the Units is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or registration statement or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or registration statement; and

(i) in the case of a subscription for the Units by the Subscriber acting as trustee or agents for a Disclosed Principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of each such Disclosed Principal, each of whom is subscribing as principal for its own account, not for the benefit of any other person and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such Disclosed Principal, and is enforceable against such Disclosed Principal in accordance with its terms; and

(j) in the case of a subscription for the Units by the Subscriber acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber, and is enforceable against the Subscriber in accordance with its terms; and

(k) if the Subscriber is: (i) a corporation, the Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Units as contemplated herein and to carry out and perform its obligations under the terms of this Subscription Agreement and has obtained all necessary approvals in respect thereof; (ii) a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; or (iii) an individual, the Subscriber is of the full age of majority and is legally competent to execute this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder, and in the cases of (i) and (ii) is not a person created or used solely to purchase or hold the Units in reliance on an exemption from the prospectus requirements under applicable securities laws; and

(l) the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any of the terms or provisions of any law applicable to, or the constating documents of, the Subscriber or Disclosed Principal or of any agreement to which the Subscriber or Disclosed Principal may be a party or by which it is or may be bound; and

(m) the Subscriber that the certificates representing the Units will bear the following legend:

(i) UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF NOVEMBER 28, 2013, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

(n) the Subscriber, and each Disclosed Principal for whom it is contracting hereunder, have been advised to consult their own independent legal advisors with respect to trading in the Units and with respect to the resale restrictions imposed by the securities laws of the jurisdiction in which the Subscriber resides and other applicable securities laws, and acknowledges that no representation (written or oral) has been made to it by or on behalf of the Corporation respecting the applicable hold periods imposed by securities laws or other resale restrictions applicable to the Units which restrict the ability of the Subscriber (or others for whom it is contracting hereunder) to resell the Units that the Subscriber (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are

and the Subscriber is solely responsible, and the Corporation is not in any way responsible, for compliance with applicable resale restrictions, and the Subscriber is aware that it (or others for whom it is contracting hereunder) may not be able to resell the Units except with the approval of the Corporation and in accordance with limited exemptions under applicable securities laws; and

(o) there are risks associated with the purchase of and investment in the Units and the Subscriber and each Disclosed Principal for whom it is contracting hereunder is knowledgeable and/or experienced in business and financial matters, is aware of the characteristics of the Units, is capable of evaluating the merits and risks of an investment in the Units fully understands the restrictions on resale of the Units and is capable of bearing the economic risk of the loss of its investment. The Subscriber acknowledges that there is no assurance that the Corporation will raise sufficient funds to adequately develop its business or that the business will be profitable in the future and that the investment is speculative; and

(p) the Subscriber acknowledges that the Corporation may complete additional financings in the future in order to develop the business of the Corporation and to fund its ongoing development, that there is no assurance that such financings will be available and, if available, that they will be completed on favourable terms, that any such future financings may have a dilutive effect on current or future security holders of the Corporation (unless the Subscriber exercises the anti-dilution rights set forth in section 6), including the Subscriber, and that if such future financings are not available, the Corporation may be unable to fund its ongoing development; and

(q) the Subscriber acknowledges that it will be sent a copy of the lease transfer agreement between the Corporation, as transferor, and Subscribers under the Offering, as transferees, (the "**Lease Transfer Agreement**") in substantially the form attached as Schedule "B";

(r) the Subscriber acknowledges that, in connection with its purchase hereunder, it has received no advice as to tax or legal ramifications of this Subscription Agreement from the Corporation, and has been advised to seek independent advice from its legal, accounting and tax advisors prior to entering into this Subscription Agreement; and

(s) the Subscriber confirms that neither the Corporation, nor its directors, officers, employees or representatives, have made any representations (oral or written) to the Subscriber: (i) that any person will resell or repurchase the Units; (ii) that any person will refund the purchase price of the Units; or (iii) as to the future price or value of the Units; and

(t) the Subscriber acknowledges that the Corporation's counsel is acting as counsel to the Corporation, and not as counsel to the Subscriber; and

(u) if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue or continued ownership of the Units as may be reasonably required; and

(v) the Subscriber will comply with all applicable securities legislation, regulations, rules, orders, policies or other laws concerning the purchasing, holding and resale or other disposition of the Units including the execution and filing of any required private placement reports. In particular, the Subscriber will not resell or otherwise transfer or dispose of any of the Units except in accordance with the provisions of all applicable securities laws; and

(w) the Subscriber has not relied upon any oral or written representation as to fact or otherwise made by or on behalf of the Corporation; and

(x) the Subscriber acknowledges that it has been encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for Units and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement; and

(y) the funds representing the Aggregate Subscription Price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the *Proceeds of*

Crime (Money Laundering) and Terrorist Financing Act (Canada) (the "**PCMLTFA**") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge, none of the subscription funds to be provided by the Subscriber: (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and the Subscriber will promptly notify the Corporation if the Subscriber discovers that any of such representations cease to be true and provide the Corporation with appropriate information in connection therewith; and

(z) it understands that the Units have not been and will not be registered under the United States Securities Act of 1933, as amended (the "**1933 Act**") or any applicable state securities or "blue sky" laws, and that the Units may not be offered or sold in the United States without registration under the 1933 Act or compliance with requirements of an exemption from registration; and

(aa) it undertakes and agrees that it will not offer or sell the Units in the United States unless such Securities are registered under the 1933 Act and all applicable state securities or "blue sky" laws of the United States or an exemption from such registration requirements is available; and

(bb) the Subscriber is not a person in the United States or a U.S. person, as defined in Regulation S under the 1933 Act ("**U.S. Person**") (the definition of which generally includes, and is not limited to: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate or trust of which any executor, administrator or trustee is a U.S. Person; (iv) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (v) any partnership or corporation organized or incorporated under the laws of any non-U.S. jurisdiction which is formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors, as defined in Rule 501 under the 1933 Act, who are not natural persons, estates or trusts) and is not acquiring the Units on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person; and

(cc) the offer to purchase the Units was not made to the Subscriber in the United States; and

(dd) at the time the Subscriber's subscription for the Units was executed and delivered to the Corporation, the Subscriber (or the Subscriber's authorized signatory, if it is an entity) was outside the United States.

5. **Representations, Warranties and Covenants of the Corporation.** By accepting the Subscription Agreement, the Corporation represents and warrants to and covenants with the Subscriber as follows:

(a) the Corporation has been duly formed and is validly subsisting and in good standing under the *Business Corporations Act* (Alberta) and is qualified to carry on business in the Province of Alberta and each other jurisdiction, if any, in respect of which the carrying on of the activities contemplated hereby make such qualification necessary and has all requisite corporate power and capacity to enter into, and carry out its obligation under, this Subscription Agreement; and

(b) on the Closing Date (as defined herein), the Corporation will have taken all corporate steps and proceedings necessary to approve the transactions contemplated hereby, including the execution and delivery of this Subscription Agreement; and

(c) the Corporation undertakes, within two years of the Closing Date, to either: (i) commence an application to list its Common Shares, including those issued under this offering, via an initial public offering, made directly or indirectly by the Corporation under its own name or the name of a new corporation established for the purpose of listing the Common Shares, on a recognized international exchange; (ii) conclude a transaction with an existing publicly listed heavy oil or oilsands corporation; or (iii) make a capital distribution to Subscribers of surplus capital funds equal to the original capital invested; and

(d) the Corporation agrees to be bound by the terms and conditions of the Lease Transfer Agreement, a form of which is attached to this Subscription Agreement and which provides for the transfer of 10% of the Corporation's leases to the Subscribers under the Offering on a pro rata basis based on the Aggregate Subscription Price as subscribed for by each Subscriber, if within two years from the Closing Date the Corporation fails to complete any one of the events as described in section 5(c) above; and

(e) the Corporation agrees to reimburse the Subscriber's counsel a flat fee of $10,000 to cover any expenses, legal fees, and disbursements which were paid in connection with this Subscription; and

(f) the Corporation has full corporate power and authority to undertake the Offering and to issue the securities comprising the Units; and

(g) at the Closing Time, the Units will be duly and validly created, authorized and issued as fully paid and non-assessable; and

(h) the issuance and sale of the Units by the Corporation pursuant hereto does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Corporation is a party; and

(i) this Subscription Agreement, when executed by the Corporation, constitutes a binding and enforceable obligation of the Corporation, enforceable in accordance with its terms.

6. Anti-dilution Rights

(a) If at any time during the period that is two years from the Closing Date, the Corporation decides to allot or issue any Common Shares or other equity securities of the Corporation (**"New Securities"**), the Corporation shall first offer each Subscriber the opportunity to subscribe for the proportion of such issuance that the Common Shares held by such Subscriber bears to the aggregate of all of the issued and outstanding Common Shares held by all Shareholders (the **"Proportionate Interest"**).

(b) If less than all of the Corporation's shareholders that are entitled to these anti-dilution rights (the **"Subject Shareholders"**) elect to acquire all of such New Securities allocated to them under subsection (a), or such Subject Shareholders collectively elect to acquire less than all of the New Securities, then each participating Subject Shareholder which has elected to acquire all of the New Securities offered to it under subsection (a) may acquire its Proportionate Interest of any remaining New Securities that were not subscribed for pursuant to subsection (a) by the Subject Shareholders.

(c) Any offer required to be made under subsection (a) shall be made by written notice to the Subject Shareholders specifying the number and class of securities offered, the subscription price, any other terms and conditions and the period, being at least [60] days, within which the offer, if not accepted, shall be deemed to have been declined. Each Subject Shareholder may elect to participate in such offer by providing a written notice to the Corporation within the acceptance period set forth in such notice, which acceptance notice shall set forth the maximum amount of such offer for which such Subject Shareholder wishes to subscribe.

(d) The Subscriber and the Corporation shall use reasonable commercial efforts to complete the issuance of securities issued to such Subscriber pursuant to the exercise of the right under subsection (a) concurrently with the completion of the securities issuance related to the applicable exercise of such offer (or as soon as practicable thereafter); provided that in no event shall the Subscriber be required by the Corporation to close any subscription for its respective portion of the issuance prior to [60] days from the date of the acceptance of the offer by the Subscriber and provided further that the failure of the Subscriber to so subscribe within such period shall not in any way affect or impede the ability of the Corporation to complete the balance of the securities issuance at the end of such time period.

Closing

7. The sale of the Units under this Subscription Agreement will be completed at the offices of the Corporation or its counsel, in Calgary, Alberta, at 10:00 a.m. (Calgary time) or such other time or place as the Corporation may determine (the "**Closing Time**") on or about the date which the Units are fully funded and certificates for Common Shares have been ordered from treasury, or such other date as the Corporation may determine (the "**Closing Date**").

8. Unless otherwise agreed, the Subscriber agrees to deliver to the Corporation in the manner specified on the face page hereof (unless otherwise directed), so that such documents are received no later than two business days prior to the Closing Date:

   (a) this duly completed and executed Subscription Agreement; and

   (b) Schedule "A", fully executed and completed, as may be applicable; and

   (c) a certified cheque or bank draft or other means of payment acceptable to the Corporation for the Aggregate Subscription Price or payment of the same amount in such other manner as is acceptable to the Corporation. If this Subscription Agreement is rejected in whole or in part, the Subscriber acknowledges that the unused portion of the Aggregate Subscription Price will be promptly returned to it without interest; and

   (d) such other documentation as may be requested by the Corporation.

9. The Corporation will be entitled to rely on delivery of a facsimile copy or PDF or other electronically delivered format of this executed Subscription Agreement, and acceptance by the Corporation of such subscription will be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

General

10. The Subscriber agrees (on its own behalf and, if applicable, on behalf of each Disclosed Principal on whose behalf it is contracting) that the representations, warranties and covenants of the Subscriber (and, if applicable, the Disclosed Principal on whose behalf it is contracting) herein (including those contained in the Schedules hereto) will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Units. The Subscriber undertakes to immediately notify CEC North Star Energy Ltd., 2632 – 24th Street S.W., Calgary, Alberta T2T 5H9 of any change in any statement or other information relating to the Subscriber (or, if applicable, the Disclosed Principal on whose behalf it is contracting) set forth herein which takes place prior to the Closing Time.

11. The Subscriber acknowledges that the Corporation, and its counsel are relying upon the representations, warranties and covenants of the Subscriber set forth herein and the Subscriber agrees to indemnify and hold harmless the Corporation, and its directors, officers, partners, employees, advisers, affiliates and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending any claim, law suit, administrative proceeding or investigation, whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Corporation in connection herewith.

12. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each Disclosed Principal on whose behalf it is contracting) that the Corporation has agreed to offer the Units on a "private placement" basis. The Corporation will also pay certain fees and expenses, including the costs and expenses of its legal counsel, in connection with the Offering. The Subscriber hereby (on its own behalf and, if applicable, on behalf of each Disclosed Principal on whose behalf it is contracting) irrevocably authorizes the Corporation, in their sole discretion: (a) to act as its representative at the closing and to execute in its name and on its

behalf all closing receipts and documents required; (b) without the prior consent of the Subscriber, to complete or correct any manifest errors or omissions in any information contained in any form or document provided by the Subscriber, including this Subscription Agreement; (c) to negotiate, settle, execute and amend the form of any document to be entered into in connection with the Offering other than this Subscription Agreement and provided that the Corporation shall not have the authority to subscribe to any additional obligations or liabilities; (d) to receive on its behalf certificates representing the Units purchased under this Subscription Agreement; (e) to approve any opinions, certificates or other documents addressed to the Subscriber; and (f) to make payment of the aggregate purchase price for Units purchased by the Subscriber hereunder. The foregoing power of attorney is irrevocable, is coupled with an interest and has been given for valuable consideration, the receipt and adequacy of which are acknowledged. Such power of attorney and other rights and privileges granted under this section 12 will survive any legal or mental incapacity, dissolution, bankruptcy or death of the Subscriber and extends to the heirs, executors, administrators, other legal representatives and successors, transferees and assigns of the Subscriber (as the case may be). Any person dealing with the Corporation may conclusively presume and rely upon the fact that any document, instrument or agreement executed by an attorney acting pursuant to this section 12 or any action taken by an attorney acting pursuant to this section 12, is authorized and binding on the Subscriber, without further inquiry. The Subscriber agrees (on its own behalf and, if applicable, on behalf of each Disclosed Principal on whose behalf it is contracting) to be bound by any representations or actions properly made or taken by such attorney and waives any and all defences that may be available to contest, negate or disaffirm any action of such attorney taken under the foregoing power of attorney.

13. The contract arising out of this Subscription Agreement and all documents relating thereto, shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta.

14. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

15. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber (and, if applicable, the Disclosed Principal on whose behalf it is contracting) and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except as otherwise herein provided, this Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

16. The Subscriber, on its own behalf and, if applicable, on behalf of any Disclosed Principal, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of each Disclosed Principal on whose behalf it is contracting.

17. Subject to section 12, neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, change, discharge or termination is sought.

18. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

19. The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

20. Time is of the essence hereof.

21. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Subscription Agreement.

22. If any provision of this Subscription Agreement is determined to be void or unenforceable in whole or in part, it will be deemed not to affect or impair the validity of any other provision of this Subscription Agreement and such void or unenforceable provision will be severable from this Subscription Agreement.

23. The Subscriber acknowledges and agrees (on its own behalf and, if applicable, on behalf of each Disclosed Principal on whose behalf it is contracting) that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Units to the Subscriber will be borne by the Subscriber.

24. In this Subscription Agreement (including the Schedules hereto) all references to "$" or any money amount are to Canadian dollars, unless otherwise noted.

Personal Information

25. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of any Disclosed Principal) that:

(a) this Subscription Agreement and the Schedules hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber's or any Disclosed Principal's eligibility to purchase the Units under applicable securities laws, preparing and registering certificates representing the Units to be issued to the Subscriber, as applicable, and completing filings required by any stock exchange or securities regulatory authority; and

(b) the Subscriber's and, if applicable, any Disclosed Principal's personal information may be disclosed by the Corporation to: (i) stock exchanges or securities regulatory authorities; (ii) the Corporation's registrar and transfer agent; and (iii) any of the other parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering, and by executing this Subscription Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of any Disclosed Principal) is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's and any Disclosed Principals' personal information and to the filing of copies or originals of any of the documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby; and

(c) if the Subscriber or any Disclosed Principal is a resident of or otherwise subject to applicable securities laws of Ontario, the Subscriber (on its own behalf and, if applicable, on behalf of any Disclosed Principal) acknowledges that it has been notified by the Corporation: (i) of the delivery to the Ontario Securities Commission (the "**OSC**") of the full name, residential address and telephone number of the Subscriber (or any Disclosed Principal), the number and type of securities purchased, the total purchase price, the exemption relied upon and the date of distribution; (ii) that the information is being collected indirectly by the OSC under the authority granted to it in applicable securities legislation; (iii) that the information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (iv) that the Administrative Assistant to the Director of Corporate Finance can be contacted at Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or at (416) 593-8086 regarding any questions about the OSC's indirect collection of the information.

SCHEDULE "A"
ACCREDITED INVESTOR STATUS CERTIFICATE

TO BE COMPLETED BY ALL SUBSCRIBERS

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate.

TO: CEC North Star Energy Ltd. (the "Corporation")

In connection with the purchase by the undersigned Subscriber of Units of the Corporation ("**Units**"), the Subscriber, on its own behalf and on behalf of each of the Disclosed Principals or other beneficial purchasers for whom the Subscriber is acting, hereby represents, warrants, covenants and certifies to the Corporation and its counsel (and acknowledges that the Corporation, and its counsel are relying thereon) that:

(a) the Subscriber, or each of the beneficial purchasers for whom the Subscriber is acting, is resident in the jurisdiction set out on the face page of the Subscription Agreement;

(b) the Subscriber, or each of the beneficial purchasers for whom the Subscriber is acting, is purchasing the Units as principal for its own account and not for the benefit of any other person;

(c) the Subscriber, or each of the beneficial purchasers for whom the Subscriber is acting, is an "accredited investor" within the meaning of National Instrument 45-106 - *Prospectus and Registration Exemptions* ("**NI 45-106**") on the basis that the undersigned fits within the category of an "accredited investor" reproduced below beside which the undersigned has indicated the undersigned belongs to such category and is not a person created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in section 1.1 of NI 45-106; and

(d) upon execution of this Schedule "A" by the Subscriber, this Schedule "A" shall be incorporated into and form a part of the Subscription Agreement.

NOTE: THE SUBSCRIBER MUST CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR

Accredited Investor (as defined in NI 45-106) means:

☐ (a) a Canadian financial institution, or a Schedule III bank;

☐ (b) the Business Development Bank of Canada incorporated under the *Business Development Bank of Canada Act* (Canada);

☐ (c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐ (d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the *Securities Act* (Ontario) or the *Securities Act* (Newfoundland and Labrador);

☐ (e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐ (f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐ (g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

☐ (h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐ (i) a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐ (j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐ (k) an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐ (l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

**Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under (t) below, which must be initialled.

☐ (m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐ (n) an investment fund that distributes or has distributed its securities only to: (i) a person that is or was an accredited investor at the time of the distribution; (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [*Minimum amount investment*] or 2.19 [*Additional investment in investment funds*] of NI 45-106; or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [*Investment fund reinvestment*] of NI 45-106;

☐ (o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐ (p) a trust company or trust corporation registered or authorized to carry on business under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐ (q) a person acting on behalf of a fully managed account managed by that person, if that person: (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐ (r) a registered charity under the *Income Tax Act* (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐ (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐ (t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐ (u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

☐ (v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator, as an accredited investor.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Corporation prior to the Closing Time.

Dated: ______________________, 2013 Signed: ______________________

____
Print name of Subscriber

____
If Subscriber is not an individual, print name and title of Authorized Signing Officer

For the purposes hereof, the following information and definitions are included for convenience. NI 45-106 should be consulted for other information and definitions.

an issuer is an "**affiliate**" of another issuer if

(i) one of them is the subsidiary of the other, or

(ii) each of them is controlled by the same person;

"**bank**" means a bank named in Schedule I or II of the Bank Act (Canada);

"**beneficial ownership**" of securities by a person has the meaning given thereto under securities laws of the applicable province of Canada;

"**Canadian financial institution**" means:

(iii) an association governed by the *Cooperative Credit Associations Act* (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or

(iv) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

a person (first person) is considered to "**control**" another person (second person) if:

(i) the first person beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation;

(ii) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership; or

(iii) the second person is a limited partnership and the general partner of the limited partnership is the first person;

"**director**" means:

(v) a member of the board of directors of a company or an individual who performs similar functions for a company; and

(vi) with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

"**eligibility adviser**" means:

(vii) a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed; and

(viii) in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(A) have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons; and

(B) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

"**executive officer**" means, for an issuer, an individual who is:

(ix) a chair, vice-chair or president;

(x) a vice-president in charge of a principal business unit, division or function including sales, finance or production; or

(xi) performing a policy-making function in respect of the issuer;

"**financial assets**" means:

(xii) cash;

(xiii) securities; or

(xiv) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

"**foreign jurisdiction**" means a country other than Canada or a political subdivision of a country other than Canada;

"**founder**" means, in respect of an issuer, a person who:

(xv) acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer; and

(xvi) at the time of the distribution or trade is actively involved in the business of the issuer;

"**fully managed account**" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

"**investment fund**" means a mutual fund or a non-redeemable investment fund;

"**jurisdiction**" means a province or territory of Canada except when used in the term "foreign jurisdiction";

"**local jurisdiction**" means the jurisdiction in which the Canadian securities regulatory authority is situate;

"**mutual fund**" includes an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by

reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;

"**non-redeemable investment fund**" means an issuer:

(xvii) whose primary purpose is to invest money provided by its security holders;

(xviii) that does not invest,

(A) for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(B) for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund; and

(xix) that is not a mutual fund;

"**person**" includes:

(xx) an individual;

(xxi) a corporation;

(xxii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not; and

(xxiii) an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

"**regulator**" means, for the local jurisdiction, the person referred to in Appendix D of National Instrument 14-101 – Definitions opposite the name of the local jurisdiction;

"**related liabilities**" means:

(xxiv) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(xxv) liabilities that are secured by financial assets;

"**Schedule III bank**" means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

"**spouse**" means, an individual, who:

(xxvi) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;

(xxvii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

(xxviii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

"**subsidiary**" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

SCHEDULE "B"

Government of Alberta

Energy

TRANSFER FORM

FOR DEPARTMENT USE ONLY:

(Do not write above this line)

A. Transferor(s) full name(s): ____________________

B. Percentage transferred: ______ %

C. DOE client ID: ______

D. Transferee(s) full name(s): ____________________

E. Percentage accepted: ______ %

F. DOE client ID: ______

G. Agreement(s) (type and number) being transferred or affected by transfer: ____________________

H. Transfer of part of location of agreement (description) to transferee(s). Complete Part I(2). ____________________

I. The current designated representative will remain in effect unless one of the following sections is completed:

1 ☐ The following new representative is designated for the agreement(s) affected by this transfer. The new designated representative will replace any previous designated representative. Provide full name only of individual or corporation - address shown on AMI will be used:

2 ☐ The following representative is designated for the new agreement being issued for the part location set out in item "H". Provide full name only of individual or corporation - address shown on AMI will be used:

____

J. This transfer is supported by valuable consideration passing from the transferee(s) to the transferor(s).

K. This transfer may be executed in separate counterparts, and all of the executed counterparts shall together constitute one transfer and shall have the same force and effect as if all of the persons executing such counterparts had executed the same transfer.

L. Dated this ______ day of ______, ______

M.

Transferor	Transferee
Signature	Signature
Printed name and capacity	Printed name and capacity

N.

Previous Designated Representative	New Designated Representative
Signature	Signature
Printed name and capacity	Printed name and capacity

FORWARD THE COMPLETED TRANSMITTAL LETTER WITH THE TRANSFER FORM (IN DUPLICATE)